Exhibit 99.1

Investor Contact
Brendan Lahiff, Sr. Investor Relations Manager
Intersil Corporation
(408) 546-3399
investor@intersil.com

Intersil Corporation Reports First Quarter 2011 Results

•	Revenues grew 3% sequentially to $198.9 million
•	Reports first quarter GAAP EPS of $0.11 per diluted share; Non-GAAP EPS of $0.18 per share
•	Achieved free cash flow of $29.2 million
•	Second quarter revenue expected to increase by 3% to 7%

Milpitas, CA, April 27, 2011 – Intersil Corporation (NASDAQ Global Select: ISIL), a world leader in the design and manufacture of high-performance analog and mixed-signal semiconductors, today reported financial results for its first quarter ended April 1, 2011.

GAAP Results of Operations

Net revenues for the first quarter were $198.9 million, a 5% increase from $189.4 million in the first quarter of 2010, and a 3% increase from $194.0 million in the fourth quarter of 2010. Changes in Intersil’s end market product mix during the first quarter of 2011 are summarized below:

	Q1 2011	Q1 2010	Q4 2010
End Market	% of Revenue	% of Revenue	% of Revenue
Industrial	29%	24%	32%
Computing	28%	32%	23%
Consumer	21%	20%	24%
Communications	22%	24%	21%

Gross margin for the first quarter was 57.8%, compared with gross margin of 56.4% in the same quarter last year, and 58.8% in the fourth quarter of 2010.

Operating margin was 10.5% during the first quarter. Net income for the first quarter of 2011 decreased to $14.1 million, or $0.11 per diluted share, compared with net income of $27.7 million, or $0.22 per diluted share, in the same quarter last year, and net income of $26.1 million, or $0.21 per diluted share, in the fourth quarter of 2010.

Non-GAAP Results of Operations

Non-GAAP operating income during the first quarter of 2011 was $30.4 million, or 15.3% of revenue. Non-GAAP net income for the first quarter of 2011 was $22.9 million, or $0.18 per diluted share. Intersil’s non-GAAP operating income and net income excludes the effects of intangible amortization, acquisition-related charges, certain tax adjustments and one-time restructuring costs, but includes equity-based compensation.

“Business conditions improved during the first quarter, driven by 23% sequential growth in our computing end market,” said Dave Bell, Intersil’s President and Chief Executive Officer. “It’s also significant that we remained close to our target gross margin during a quarter with a substantially higher computing product mix.”

At the end of the first quarter, Intersil’s cash and cash equivalents totaled $390.3 million. Free cash flow was $29.2 million during the first quarter. Intersil reduced its total debt by $20.3 million to $278.2 million during the first quarter of 2011.

Intersil’s Board of Directors has authorized the payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on May 27, 2011 to shareholders of record as of the close of business on May 17, 2011.

Exhibit 99.1

Second Quarter 2011 Outlook

•	Revenues are expected to be between $204 million and $212 million (+3% to +7% sequentially)

•	Research and development expenses are expected to be approximately $49 million

•	Selling, general and administrative expenses are expected to be approximately $36 million

•	Amortization of intangibles is expected to be approximately $6.7 million

•	GAAP earnings per diluted share is expected to be between $0.15 and $0.18

•	Non-GAAP earnings per diluted share (excluding amortization of intangibles) is expected to be between $0.19 and $0.22

“The crisis in Japan had little impact on our upstream supply chain, and we are utilizing our capacity to replace some competing products in short supply. It is difficult to accurately predict the downstream supply chain impact from other component shortages; however, we are forecasting slightly lower growth during the second quarter to compensate for this uncertainty,” said Bell.

“During the second quarter, we anticipate growth in all of our end markets, with the strongest growth in industrial. We expect that revenue growth, combined with operating expense controls, will deliver stronger operating profit as we make progress towards our long-range financial targets,” continued Bell.

Intersil will discuss its first quarter 2011 financial results during its scheduled conference call following the market close on April 27th. To participate in the conference call please dial (800) 659-2032, and international participants please dial (617) 614-2712, using the password 85383761 at approximately 1:40 p.m. Pacific Time. You may also listen to the call via webcast on Intersil’s investor relations website: ir.intersil.com. A copy of the presentation accompanying the conference call is also available on Intersil’s website.

A replay of the call will be available for two weeks following the conference call on Intersil’s website, or may be accessed by dialing (888) 286-8010, international dial (617) 801-6888, using the password 85502339.

About Intersil
Intersil Corporation is a leader in the design and manufacture of high-performance analog, mixed-signal and power management semiconductors. The Company's products address some of the fastest growing markets within the communications, computing, high-end consumer and industrial electronics markets. For more information about Intersil or to find out how to become a member of our winning team, visit the Company's web site and career page at www.intersil.com.

About Non-GAAP Financial Results
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the reconciliations of such measures in the tables on page eight at the end of this release.  Management uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Intersil’s performance and liquidity by excluding certain expenses and expenditures that may not be indicative of Intersil’s recurring core business operating results.

Exhibit 99.1

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In millions, except per share amounts)

	Quarter Ended
	Apr. 1,	Apr. 2,	Dec. 31,
	2011	2010	2010
	Q1 2011	Q1 2010	Q4 2010

Net revenues	$198.9	$189.4	$194.0
Cost of revenues	83.8	82.5	79.9
Gross profit	115.0	106.9	114.1
Gross margin	57.8%	56.4%	58.8%

Expenses
Research and development	49.7	41.7	46.9
Selling, general and administrative	35.0	31.6	36.9
Amortization of purchased intangibles	6.9	2.9	7.3
Restructuring-related costs	2.3	-	-
Acquisition-related costs	0.3	1.0	0.1
Operating income	20.8	29.8	22.8
Gain on deferred compensation investments	0.2	0.3	0.6
Other-than-temporary impairment, net	-	(1.1)	-
Interest income	0.8	0.7	0.8
Interest expense and fees	(4.5)	(0.2)	(5.3)
Income before income taxes	17.3	29.6	18.9
Income tax expense (benefit)	3.2	1.9	(7.2)
Net income	$14.1	$27.7	$26.1

Earnings per share:
Basic	$0.11	$0.22	$0.21
Diluted	$0.11	$0.22	$0.21

Weighted average shares outstanding:
Basic	124.8	123.0	124.4
Diluted	125.0	123.4	124.7

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(In millions)

	Apr. 1,	Dec. 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$390.3	$383.0
Trade receivables, net	85.8	88.7
Inventories, net	98.2	102.0
Prepaid expenses and other current assets	16.8	17.1
Income taxes receivable	4.7	3.6
Deferred income taxes	19.2	19.2
Total current assets	615.1	613.6
Non-current assets:
Property, plant and equipment, net	99.5	103.5
Purchased intangibles, net	132.1	139.0
Goodwill	566.5	565.1
Deferred income taxes	90.3	93.9
Long-term investments	62.9	69.3
Other	84.6	88.1
Total non-current assets	1,035.9	1,058.9
Total assets	$1,651.1	$1,672.5

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$37.5	$40.7
Deferred net revenue	9.0	13.0
Current debt and other accrued items	72.0	96.6
Total current liabilities	118.4	150.3
Non-current liabilities:
Long-term debt	275.2	275.0
Income tax payable	165.9	166.8
Other non-current liabilities	35.3	36.2
Total non-current liabilities	476.4	478.0
Total shareholders' equity	1,056.3	1,044.2
Total liabilities and shareholders' equity	$1,651.1	$1,672.5

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In millions)

	Quarter Ended
	Apr. 1,	Apr. 2,	Dec. 31,
	2011	2010	2010
	Q1 2011	Q1 2010	Q4 2010
Operating activities:
Net income	$14.1	$27.7	$26.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5.6	4.8	5.5
Amortization of purchased intangibles	6.9	2.9	7.3
Equity-based compensation	7.0	7.4	9.4
Provision for inventory obsolescence	1.4	0.9	1.1
Other	-	0.4	(2.2)
Deferred income taxes	1.3	-	5.3
Changes in operating assets and liabilities (net)	(5.4)	(7.4)	(18.6)
Net cash provided by operating activities	31.0	36.7	33.8

Investing activities:
Proceeds from sale or maturities of short-term investments	-	13.0	-
Proceeds from sales or issuer calls of long-term investments	10.1	-	-
Cash paid for acquired businesses, net of acquired cash	-	(4.0)	0.1
Proceeds from sales of property, plant and equipment	-	0.1	0.2
Purchases of property, plant and equipment	(1.7)	(2.4)	(7.5)
Net cash provided by (used in) investing activities	8.4	6.6	(7.1)

Financing activities:
Proceeds and tax benefit from equity-based awards	2.6	3.4	0.1
Repayments of long-term debt	(20.3)	-	(0.8)
Dividends paid	(15.2)	(14.8)	(15.1)
Net cash used in financing activities	(32.8)	(11.4)	(15.8)

Effect of exchange rates on cash and cash equivalents	0.8	(0.5)	1.7

Net increase in cash and cash equivalents	7.3	31.5	12.6

Cash and equivalents as of the beginning of the period	383.0	347.7	370.4

Cash and equivalents as of the end of the period	$390.3	$379.1	$383.0

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Additional Financial Information
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended
	Apr. 1,	Apr. 2,	Dec. 31,
	2011	2010	2010
	Q1 2011	Q1 2010	Q4 2010
EBITDA:
Operating income	$20.8	$29.8	$22.8
Depreciation	5.6	4.8	5.5
Amortization of purchased intangibles	6.9	2.9	7.3
Equity-based compensation	7.0	7.4	9.4
EBITDA	$40.3	$44.9	$45.1

Equity-based compensation expense by classification:
Cost of revenues	$0.5	$0.6	$0.5
Research and development	4.7	2.9	4.8
Selling, general and administrative	1.8	3.9	4.1

Six-month backlog	$178.2	$196.8	$166.3

Revenues by end market:
Industrial	$57.5	$45.2	$61.7
Computing	55.5	61.2	45.2
Consumer	41.4	37.7	46.5
Communications	44.5	45.3	40.6
Total revenues	$198.9	$189.4	$194.0

Free cash flow:
Cash flow from operations	$31.0	$36.7	$33.8
Net capital expenditures	1.7	2.4	7.2
Free cash flow:	$29.2	$34.3	$26.6

Note: Totals and percentages may not add or calculate precisely due to rounding.

Exhibit 99.1

Intersil Corporation
Non-GAAP Results
Unaudited
(In millions, except percentages and per share amounts)

	Quarter Ended
	Apr. 1,	Apr. 2,	Dec. 31,
	2011	2010	2010
	Q1 2011	Q1 2010	Q4 2010
Non-GAAP operating income:
GAAP operating income	$20.8	$29.8	$22.8
Restructuring-related costs	2.3	-	-
Acquisition-related costs	0.3	1.0	0.1
Amortization of purchased intangibles	6.9	2.9	7.3
Non-GAAP operating income	$30.4	$33.7	$30.3

Revenues	$198.9	$189.4	$194.0
Non-GAAP operating margin	15.3%	17.8%	15.6%

Non-GAAP net income:
GAAP net income	$14.1	$27.7	$26.1
Non-cash and discrete tax adjustments	(0.8)	(4.8)	(12.8)
Restructuring-related costs	2.3	-	-
Acquisition-related costs	0.3	1.0	0.1
Amortization of purchased intangibles	6.9	2.9	7.3
Non-GAAP net income	$22.9	$26.7	$20.7

Diluted shares outstanding	125.0	123.4	124.7

Non-GAAP earnings per share	$0.18	$0.22	$0.17

Non-GAAP results exclude restructuring-related costs, acquisition-related expenses and amortization of purchased intangibles.

Note: Totals and percentages may not add or calculate precisely due to rounding.